Exhibit 99.1

Contact:

Dan Madden

VP Finance & Investor Relations

+1-408-428-7929

dmadden@symmetricom.com

Symmetricom Reports First Quarter

Fiscal Year 2013 Financial Results

•	Net revenue of $56.4 million in fiscal Q1’13

•	Net loss of $0.2 million, or $0.01 per share

•	Non-GAAP net income of $1.6 million, or $0.04 per share

•	Free Cash Flow of $6.8 million

SAN JOSE, Calif. — October 24, 2012 — Symmetricom, Inc. (NASDAQ:SYMM), a worldwide leader in precision time and frequency technologies, today reported financial results for its first quarter of fiscal year 2013 ended September 30, 2012.

Net revenue for the first quarter of fiscal 2013 was $56.4 million, a level comparable to the net revenue reported in the same period of the prior year. Shipments of QuantumTM SA.45s Chip Scale Atomic Clocks (CSAC) and PackeTime® products for wireless and Ethernet backhaul deployments continued to increase in the first quarter of fiscal 2013. Symmetricom reported a net loss of $0.2 million, or $0.01 per share, for the first quarter of fiscal 2013, compared to net income of $2.7 million, or $0.06 per share, in the first quarter of fiscal 2012. The first quarter of fiscal 2013 results were impacted by CSAC manufacturing ramp-up costs, off-shore development transition costs, along with operating expense investments we’re making to fuel key growth initiatives.

Non-GAAP net income for the first quarter of fiscal 2013 was $1.6 million, or $0.04 per share, compared to $4.1 million, or $0.10 per share, reported for the first quarter of fiscal 2012. Included in both our GAAP and non-GAAP net income was approximately $1.0 million, net of tax, or $0.02 per share, of manufacturing costs associated with the ramp-up of our CSAC production volumes.

Cash, cash equivalents and short-term investments totaled $71.6 million as of September 30, 2012, an increase of $4.7 million from the $66.9 million reported as of July 1, 2012, reflecting strong cash inflows from operations, offset by approximately $3.8 million in stock repurchases during the first quarter of fiscal 2013. Net cash generated from operating activities in the first quarter was approximately $7.8 million, driven by a sequential decrease in inventories compared to the prior quarter. After subtracting approximately $1.0 million of property, plant and equipment purchases, free cash flow was approximately $6.8 million.

Symmetricom Reports First Quarter Fiscal Year 2013 Financial Results

October 24, 2012

“Although our first quarter results were below our expectations, we saw relative stability in our business, especially in light of the continued challenges of the macro-economic environment. Revenue was driven by strength in our key growth initiatives, including our industry-leading PackeTime® and QuantumTM SA.45s Chip Scale Atomic Clock (CSAC) solutions as well as in our government programs. Our business for government instruments and clocks was challenged, given the uncertainty in government spending. This was contrasted by near record bookings in our Government Programs business, which are aligned well with space, defense, and intelligence priorities in the U.S,” said Dave Côté, president and chief executive officer of Symmetricom

Business Results

Revenue in the Communications Business in the first quarter of fiscal 2013 was $31.4 million, compared to $33.6 million reported in the first quarter of fiscal 2012. Revenue in the Government and Enterprise Business in the first quarter of fiscal 2013 was $25.0 million, compared to $22.8 million reported in the first quarter of fiscal 2012.

Second Quarter 2013 Guidance

Symmetricom’s guidance for the second quarter of fiscal 2013 is as follows:

•	Net revenue is expected to be in the range of $55 million to $62 million

•	GAAP earnings (loss) per share is expected to be in the range of $(0.03) to $0.04

•	Non-GAAP earnings per share is expected to be in the range of $0.04 to $0.10

A reconciliation of GAAP and non-GAAP guidance is provided at the end of this press release.

Investor Conference Call

As previously announced, management will hold a conference call to discuss these results today, at 1:30 p.m. Pacific Time. Investors are invited to join the conference call by dialing +1-210-234-0044 and referencing “Symmetricom.” A live webcast will also be available on the investor relations section of the company’s website at www.symmetricom.com. An audio replay will be available for one week and can be accessed by dialing +1-203-369-3246.

About Symmetricom, Inc.

Symmetricom (NASDAQ:SYMM), a world leader in precise time solutions, sets the world’s standard for time. The company generates, distributes and applies precise time for the communications, aerospace/defense, IT infrastructure and metrology industries. Symmetricom’s customers, from communications service providers and network equipment manufacturers to governments and their suppliers worldwide, are able to build more reliable networks and systems by using the company’s advanced timing technologies, atomic clocks, services and solutions. All products support today’s precise timing standards, including GPS-based timing, IEEE 1588 (PTP), Network Time Protocol (NTP), Synchronous Ethernet and DOCSIS® timing. Symmetricom is based in San Jose, California, with offices worldwide. For more information, visit: http://www.symmetricom.com or join the dialogue at http://www.twitter.com/symmetricom.

Non-GAAP Information

Certain non-GAAP financial information is included in this press release. In the reconciliation of GAAP to non-GAAP results, Symmetricom excludes certain items related to non-cash equity-based compensation, acquisition-related costs, amortization of intangible assets, restructuring charges, and off-shore

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Symmetricom Reports First Quarter Fiscal Year 2013 Financial Results

October 24, 2012

development transition costs that the company does not consider indicative of its ongoing performance. The income tax effect after these non-GAAP adjustments is determined based upon Symmetricom’s estimate of its annual non-GAAP effective tax rate excluding these non-GAAP adjustments. Symmetricom believes that excluding such items provides investors, analysts and management with a representation of the Company’s core operating performance and with information useful in assessing, in conjunction with GAAP results, underlying trends in operating performance. Management uses such non-GAAP information to evaluate financial results and to establish operational goals. Non-GAAP information should not be considered superior to or as a substitute for data prepared in accordance with GAAP. A reconciliation of the non-GAAP results to the GAAP results is provided in the financial schedules portion of this press release.

Free cash flow is defined as net cash provided by or used in operating activities minus purchases of property, plant and equipment. Symmetricom believes this metric provides useful information to its investors, analysts, and management about the level of cash generated by or used in normal business operations, including the use of cash for the purchase of property, plant and equipment. Management also views it as a measure of cash available to pay debt and return cash to stockholders. Free cash flow is not a GAAP financial measure and should not be considered superior to or a substitute for operating cash flow or other cash flow data prepared in accordance with GAAP.

Safe Harbor

This press release contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the safe harbor created by those sections. These forward-looking statements include statements concerning second quarter fiscal 2013 guidance and future performance as well as the information regarding the usefulness of the non-GAAP financial information. The statements in this press release are made as of the date of this press release, even if subsequently made available by Symmetricom on its website or otherwise. Symmetricom expressly disclaims any obligation to update or revise any forward-looking statement contained herein, whether as a result of a change in its expectations, a change in any events, conditions or circumstances on which a forward-looking statement is based, or otherwise. Symmetricom’s actual results could differ materially from those projected or suggested in these forward-looking statements. Factors that could cause future actual results to differ materially from the results projected in or suggested by such forward-looking statements include, but are not limited to, the extent and magnitude of customer orders received and shipped within the same quarter, risks relating to general economic conditions in the markets we address and the telecommunications and government markets in general, risks related to the development of our new products and services, reliance on our contract manufacturer, the effects of increasing competition and competitive pricing pressure, uncertainties associated with changing intellectual property laws or misappropriation of intellectual property, developments in and expenses related to litigation, the inability to obtain sufficient amounts of key components, the rescheduling or cancellation of key customer orders, the loss of a key customer, the effects of new and emerging technologies, the risk that excess inventory may result in write-offs, price erosion and decreased demand, fluctuations in the rate of exchange of foreign currency, changes in our effective tax rate, market acceptance of our new products and services, technological advancements, undetected errors, design flaws, defects in our products or start-up manufacturing difficulties, the risks associated with our international sales, potential short-term investment losses and other risks due to credit market dislocation, geopolitical risks and risk of terrorist activities, the risks associated with attempting to integrate other companies and businesses we acquire, and the risk factors listed from time to time in Symmetricom’s reports filed with the Securities and Exchange Commission, including the annual report on Form 10-K for the fiscal year ended July 1, 2012 and subsequent Forms 10-Q and 8-K.

SYMM-F

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Symmetricom Reports First Quarter Fiscal Year 2013 Financial Results

October 24, 2012

SYMMETRICOM, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(unaudited)

	Three months ended
	September 30, 2012	July 1, 2012	October 2, 2011
Net revenue	$56,391	$62,606	$56,378
Cost of sales:
Cost of products and services	31,900	34,214	29,830
Acquisition-related costs	234	174	186
Restructuring charges	(45)	22	417

Total cost of sales	32,089	34,410	30,433

Gross profit	24,302	28,196	25,945
Gross margin	43.1%	45.0%	46.0%
Operating expenses:
Research and development	8,313	7,385	6,898
Selling, general and administrative	16,227	14,966	14,810
Amortization of intangible assets	86	86	52
Restructuring charges	55	(78)	96

Total operating expenses	24,681	22,359	21,856

Operating income (loss)	(379)	5,837	4,089
Interest income, net of amortization (accretion) of premium (discount) on investments	(36)	287	66

Income (loss) before taxes	(415)	6,124	4,155
Income tax provision (benefit)	(212)	2,167	1,406

Net income (loss)	$(203)	$3,957	$2,749

Earnings (loss) per share:
Basic	$(0.01)	$0.10	$0.06

Diluted	$(0.01)	$0.09	$0.06

Shares used in computing earnings (loss) per share:
Weighted average shares outstanding - basic	40,510	41,152	42,687

Weighted average shares outstanding - diluted	40,510	41,927	43,294

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Symmetricom Reports First Quarter Fiscal Year 2013 Financial Results

October 24, 2012

SYMMETRICOM, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	September 30,	July 1,
	2012	2012
ASSETS
Current assets:
Cash and cash equivalents	$27,814	$27,659
Short-term investments	43,811	39,280
Accounts receivable, net	41,392	45,952
Inventories	45,899	47,618
Prepaids and other current assets	17,919	16,943

Total current assets	176,835	177,452
Property, plant and equipment, net	22,284	22,702
Intangible assets, net	3,196	3,458
Deferred taxes and other assets	27,773	27,413

Total assets	$230,088	$231,025

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$13,941	$9,300
Accrued compensation	10,692	14,574
Accrued warranty	1,779	1,722
Other accrued liabilities	10,671	11,841

Total current liabilities	37,083	37,437
Long-term obligations	5,241	5,472
Deferred income taxes	334	334

Total liabilities	42,658	43,243
Stockholders’ equity:
Common stock	193,210	193,478
Accumulated other comprehensive loss	(113)	(232)
Accumulated deficit	(5,667)	(5,464)

Total stockholders’ equity	187,430	187,782

Total liabilities and stockholders’ equity	$230,088	$231,025

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Symmetricom Reports First Quarter Fiscal Year 2013 Financial Results

October 24, 2012

SYMMETRICOM, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(In thousands, except per share amounts)

(unaudited)

	Three months ended
	September 30,	July 1,	October 2,
	2012	2012	2011
Reconciliation from GAAP to Non-GAAP
GAAP Net income (loss)	$(203)	$3,957	$2,749

Non-GAAP adjustments:
Equity-based compensation expense:
Cost of products and services	291	261	119
Research and development	361	287	289
Selling, general and administrative	1,120	1,013	755

Total equity-based compensation expense	1,772	1,561	1,163

Acquisition-related costs and amortization of intangible assets:
Cost of products and services	234	174	186
Operating expenses	86	86	52

Total acquisition-related costs and amortization of intangible assets	320	260	238

Restructuring charges	10	(56)	513
Off-shore development transition costs	729	—	—
Income tax effect of Non-GAAP adjustments	(1,070)	(511)	(536)

Non-GAAP Net income	$1,558	$5,211	$4,127

Earnings (loss) per share - diluted:
GAAP Net income (loss)	$(0.01)	$0.09	$0.06

Non-GAAP Net income	$0.04	$0.12	$0.10

Weighted average shares outstanding - diluted	41,675	41,927	43,294

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Symmetricom Reports First Quarter Fiscal Year 2013 Financial Results

October 24, 2012

SYMMETRICOM, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(In thousands, except per share amounts)

(unaudited)

		Three months ended
		September 30,	July 1,	October 2,
		2012	2012	2011
GAAP Net revenue		$56,391	$62,606	$56,378

Reconciliation from GAAP to Non-GAAP Gross Profit:
GAAP Gross profit	(A)	$24,302	$28,196	$25,945
GAAP Gross margin		43.1%	45.0%	46.0%

Non-GAAP adjustments:
Equity-based compensation expense		291	261	119
Acquisition-related costs		234	174	186
Restructuring charges		(45)	22	417

Non-GAAP Gross profit	(B)	$24,782	$28,653	$26,667

Non-GAAP Gross margin		43.9%	45.8%	47.3%

Reconciliation from GAAP to Non-GAAP Operating Expense:
GAAP Operating expenses	(C)	$24,681	$22,359	$21,856
Operating expense % to revenue		43.8%	35.7%	38.8%

Non-GAAP adjustments:
Equity-based compensation expense		(1,481)	(1,300)	(1,044)
Amortization of intangible assets		(86)	(86)	(52)
Restructuring charges		(55)	78	(96)
Off-shore development transition costs		(729)	—	—

Non-GAAP operating expenses	(D)	$22,330	$21,051	$20,664

Non-GAAP operating expenses % to revenue		39.6%	33.6%	36.7%

Reconciliation from GAAP to Non-GAAP Operating Income:
GAAP Operating income (loss)	(A) - (C)	$(379)	$5,837	$4,089

Operating income % to revenue		-0.7%	9.3%	7.3%
Non-GAAP Operating income	(B) - (D)	$2,452	$7,602	$6,003

Operating income % to revenue		4.3%	12.1%	10.6%

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Symmetricom Reports First Quarter Fiscal Year 2013 Financial Results

October 24, 2012

SYMMETRICOM, INC.

RECONCILIATION OF FORWARD-LOOKING GUIDANCE FOR GAAP REVENUE AND EPS

TO NON-GAAP GUIDANCE FOR REVENUE AND EPS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ending December 30, 2012
	Revenue		Earnings Per Share from Continuing Operations
	From	To	From	To
GAAP Guidance	$55,000	$62,000	$(0.03)	$0.04

Estimated Non-GAAP Adjustments
Equity-based compensation expense			0.05	0.04
Amortization of intangible assets			0.01	0.01
Integration and restructuring charges			0.05	0.04
Income tax effect of non-GAAP adjustments			(0.04)	(0.03)

Total Non-GAAP Adjustments	—	—	0.07	0.06

Non-GAAP Guidance	$55,000	$62,000	$0.04	$0.10

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